UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2025
  _____________________________________
HUNTINGTON INGALLS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
 _____________________________________

Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)
(757) 380-2000
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in our Proxy Statement, the Board of Directors of the Company approved amendments (the "Amendments") to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to: (1) provide for the elimination of personal liability of certain officers for monetary damages for breach of certain fiduciary duties as an officer, to the extent permitted by the Delaware General Corporation Law ("DGCL"), and (2) conform Article Twelfth of the Certificate of Incorporation with the special meeting bylaw provision under the Company's Restated Bylaws, in each case, subject to stockholder approval at the 2025 Annual Meeting.
At the 2025 Annual Meeting, stockholders considered and approved the Amendments. The Company has filed with the Secretary of State of Delaware a certificate of amendment that reflects the Amendments, which was effective upon filing. Following the filing of the certificate of amendment, the Company filed with the Secretary of State of Delaware a Restated Certificate of Incorporation that reflects the Amendments, which became effective upon filing.
On April 30, 2025, the Board of Directors considered and approved amendments to the Company's restated Bylaws to reflect recent changes to the DGCL, emerging practices, clarify information and other requirements, clarify certain provisions relating to indemnification, and make certain other changes. The amendments provide a later deadline for the Company’s receipt of stockholder nominations for director (other than proxy access candidates) and stockholder proposals (other than proposals under Rule 14a-8 under the Securities and Exchange Act of 1934). For the 2026 annual meeting of stockholders, the deadline for those nominations and proposals is January 30, 2026, and stockholders must comply with the provisions of the Restated Bylaws, as amended. The Restated Bylaws were effective upon adoption by the Board of Directors.
Copies of the Restated Certificate of Incorporation and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 30, 2025, Huntington Ingalls Industries, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.
Item 1 - Election of Directors
Votes regarding the election of 12 directors, for terms ending in 2026, were as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Augustus L. Collins	31,465,020	126,410	33,699	3,377,153
Leo P. Denault	31,463,726	88,711	72,692	3,377,153
Kirkland H. Donald	30,769,661	826,399	29,069	3,377,153
Craig S. Faller	31,434,035	119,424	71,670	3,377,153
Victoria D. Harker	30,148,203	1,444,874	32,052	3,377,153
Frank R. Jimenez	31,112,644	416,753	95,732	3,377,153
Christopher D. Kastner	31,431,002	165,894	28,233	3,377,153
Anastasia D. Kelly	30,104,722	1,464,496	55,911	3,377,153
Tracy B. McKibben	31,221,651	344,301	59,177	3,377,153
Stephanie L. O'Sullivan	31,466,262	86,067	72,800	3,377,153
Thomas C. Schievelbein	30,318,052	1,277,988	29,089	3,377,153
John K. Welch	27,767,053	3,828,850	29,226	3,377,153

Item 2 - Proposal to Approve the Company’s Executive Compensation on an Advisory Basis
Votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
30,456,940	1,033,988	134,201	3,377,153

Item 3 - Proposal to Ratify the Appointment of the Company's Independent Auditor

Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2025 were as follows:

For	Against	Abstentions	Broker Non-Votes
34,005,499	926,236	70,547	—

Item 4 - Proposal to Eliminate the Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law
Votes on a proposal to eliminate the personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law were as follows:

For	Against	Abstentions	Broker Non-Votes
26,048,680	5,516,618	59,831	3,377,153

Item 5 – Proposal to Amend Restated Certificate of Incorporation to Conform with Special Meeting Bylaw
Votes on a proposal to amend the Company's Restated Certificate of Incorporation to conform with the Company's special meeting bylaw were as follows:

For	Against	Abstentions	Broker Non-Votes
31,294,405	273,517	57,207	3,377,153

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., as amended April 30, 2025
3.2	Restated Bylaws of Huntington Ingalls Industries, Inc., as amended April 30, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

May 5, 2025	By:	/s/ Tiffany M. King
Tiffany M. King
Corporate Vice President, Associate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., as amended April 30, 2025
3.2	Restated Bylaws of Huntington Ingalls Industries, Inc., as amended April 30, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
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